UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): AUGUST 20, 2003
                                                         ---------------


                        EMPIRE FINANCIAL HOLDING COMPANY
                        ---------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          FLORIDA                       001-31292               56-3627212
 ----------------------------     ---------------------     -------------------
 (State or Other Jurisdiction     (Commission File No.)       (IRS Employer
       of Incorporation                                     Identification No.)


                1385 WEST STATE ROAD 434, LONGWOOD, FLORIDA 32750
                -------------------------------------------------
                     (Address of principal executive office)


                                 (407) 774-1300
                                 --------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
                                 --------------
         (Former Names or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         Empire Financial Holding Company (the "Registrant") is a party to that certain lawsuit filed by the Registrant against Richard L. Goble ("Goble") in the Circuit Court of the Eighteenth Judicial Circuit in and for Seminole County, Florida (the "Court") (Case No. 03-ca-1315-16-L) (the "Lawsuit"). In response to the Lawsuit, Goble, individually, as trustee of the Goble First Revocable Trust dated 5/13/1999, and derivatively on behalf of the Registrant, filed an Answer and Affirmative Defenses, Counterclaim and Third Party Complaint wherein Goble petitioned, among other matters, for an order dissolving the Registrant pursuant to ss. 607.1430(2)(b) of the Florida Business Corporation Act (the "Goble Filing"). In response to the Goble Filing and pursuant to ss. 607.1436 of the Florida Business Corporation Act, the Registrant has the absolute right to elect, at the Registrant's option, to purchase all of the shares of common stock of the Registrant beneficially owned by Goble (the "Goble Shares"). On August 20, 2003, the Registrant filed a notice of its election (the "Notice of Election") to purchase all of the Goble Shares beneficially owned by Goble.

         During the 60 days after the initial filing of the Notice of Election, the Registrant will endeavor to reach an agreement with Goble as to the fair value and terms of purchase of the Goble Shares. Should the Registrant and Goble fail to reach an agreement concerning the fair value and terms of purchase of the Goble Shares within 60 days from the initial filing of the Notice of Election, the Registrant has asked the Court to determine the fair value of the Goble Shares as of the day before the date on which the Goble Filing was submitted to the Court or as of such other date as the Court deems appropriate under the circumstances. If the Registrant does not agree with the Court's determination of the fair value of the Goble Shares, the Registrant may either appeal the determination of fair value or voluntarily initiate its dissolution within ten days from the date of the Court's final order establishing the terms and conditions upon which the Goble Shares shall be purchased.

         As a result of the Notice of Election filed by the Registrant, the Lawsuit, as it relates to Goble's request to dissolve the Registrant, may not be discontinued or settled and Goble may not sell or otherwise dispose of the Goble Shares unless the Court determines that the proposed action would be equitable to the Registrant and its shareholders (other than Goble). Additionally, the other claims made by the parties to the Lawsuit remain pending and are not discontinued or stayed as a result of the filing of the Notice of Election filed by the Registrant. The Registrant believes that Goble's claims in the Lawsuit are without merit and intends to vigorously contest such claims.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

                  10.15 Notice of Election to Purchase Shares Instead of Dissolution and Application to Determine Fair Value filed on August 20, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Empire Financial Holding Company



Date:  September 5, 2003                By: /s/ Kevin M. Gagne
                                            -----------------------
                                            Kevin M. Gagne
                                            Chief Executive Officer

                                INDEX TO EXHIBITS


         Exhibit No.       Exhibit Title
         -----------       -------------

           10.15 Notice of Election to Purchase Shares Instead of Dissolution and Application to Determine Fair Value filed on August 20, 2003.